Exhibit 99.1

Forbes Commences Voluntary Chapter 11; Files Prepackaged Reorganization Plan
Operations to Continue Uninterrupted; Vendors and Trade Creditors Paid in Full
$280 Million of Unsecured Notes To Be Exchanged for Equity in Reorganized Company

ALICE, Texas (January 23, 2017) -- Forbes Energy Services Ltd. (OTC Pink: FESL) (the “Company” or “Forbes”) today announced that is has filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas-Corpus Christi Division (the “Court”) on January 22, 2017 for itself and its principal subsidiaries pursuant to the terms of the previously disclosed Restructuring Support Agreement (the “RSA”) with certain holders of the Company’s 9% senior unsecured notes due 2019 (the “Senior Unsecured Notes”). The chapter 11 filing contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (the “Plan”). In accordance with the RSA, Forbes completed solicitation of the holders of the Senior Unsecured Notes for acceptance of the Plan on January 18, 2017. Holders of 87.14% in principal amount of the outstanding Senior Unsecured voted to accept the Plan.

The Company will continue to operate in the ordinary course of business during the proceeding and has filed various “first day” motions seeking approval of relief so as to operate without impact or interruption to Forbes’ valued employees, customers, vendors and other important parties. To that end, Forbes intends to continue to pay employee salaries and benefits, vendors and trade creditors in full, and continue all customer programs as before. The “first day” motions are scheduled to be heard by the Bankruptcy Court on the morning of Wednesday, January 25, 2017. The Company anticipates the relief requested being granted.

Forbes has ample liquidity to support the business during the chapter 11 proceeding. Moreover, the Plan provides for a facility of $50 million to be funded by certain of the Company’s bondholders to ensure that Forbes has adequate working capital after the Plan goes effective.
Principal terms of the Plan, among others, are summarized below:

•	The existing equity interests in the Company, including common and preferred stock, will be extinguished without recovery.

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Holders of allowed general unsecured claims, including ordinary course trade vendors, but excluding holders of the Senior Unsecured Notes, will be paid in full in the ordinary course of business or otherwise have their rights reinstated under the bankruptcy code.

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The Senior Unsecured Notes will be canceled and each holder of the Senior Unsecured Notes will receive such holder’s pro rata share of (i) $20 million in cash, and (ii) 100% of the new common stock of the reorganized Company, subject to dilution on account of shares issued or available for issuance under a management incentive plan to be implemented under the Plan.

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Certain holders of the Senior Unsecured Notes will make available to the reorganized company a $50 million new first lien term loan facility, which will be backstopped by those certain holders of the Senior Unsecured Notes who executed that certain Backstop Agreement dated December 21, 2016 by and among the Company and such holders of the Senior Unsecured Notes.

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The Company’s loan and security agreement, dated as of September 9, 2011 and subsequently amended, with Regions Bank and the lenders party thereto will be terminated and a credit facility to be negotiated and entered into with Regions Bank on the effective date of the Plan will cover letters of credit and bank product obligations.

Bankruptcy Court filings, the Plan and other information related to the chapter 11 cases are available at a website administered by the Debtors’ claims agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/forbes.

Pachulski Stang Ziehl & Jones LLP is acting as legal restructuring counsel, Winstead PC is acting as corporate and securities counsel, and Alvarez & Marsal North America, LLC and Jefferies LLC are acting as financial advisors for the Company. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel and FTI Consulting is acting as financial advisor to the Supporting Noteholders.

About Forbes Energy
Forbes Energy is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas and Pennsylvania.  More information on the Company can be found by visiting www.forbesenergyservices.com.

Forward Looking Statements and Regulation G Reconciliation
This press release includes certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Our actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016.  These factors include or relate to: our ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of the Debtors’ lenders and trade creditors, among others; our ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the chapter 11 cases, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate the Plan; the effects of the filing of the chapter 11 cases on our business and the interests of various constituents; the Bankruptcy Court’s rulings in the chapter 11 cases, as well the outcome of all other pending litigation and the outcome of the chapter 11 cases in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of the chapter 11 cases; risks associated with third party motions or objections in the chapter 11 cases, which may interfere with our ability to confirm and consummate the Plan; the potential adverse effects of the chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization.

In addition to the above factors, actual operating results directly impact our ability to effect a capital restructuring and could continue to be impacted by the following: the effect of the industry-wide downturn in energy exploration and development activities; continuing incurrence of operating losses due to such downturn; oil and natural gas commodity prices; market response to global demands to curtail use of oil and natural gas; capital budgets and spending by the oil and natural gas industry; the ability or willingness of the Organization of Petroleum Exporting Countries, or OPEC, to maintain oil price and production controls; oil and natural gas production levels by non-OPEC countries; supply and demand for oilfield services and industry activity levels; our ability to maintain stable pricing; our level of indebtedness; possible impairment of our long-lived assets; potential for excess capacity; competition; substantial capital requirements; significant operating and financial restrictions under our indenture and revolving credit facility; technological obsolescence of operating equipment; dependence on certain key employees; concentration of customers; substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and indenture covenants; seasonality of oilfield services activity; collection of accounts receivable; environmental and other governmental regulation, including potential climate change legislation; the potential disruption of business activities caused by the physical effects, if any, of climate change; risks inherent in our operations; ability to fully integrate future acquisitions; variation from projected operating and financial data; variation from budgeted and projected capital expenditures; volatility of global financial markets; and the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this press release may not occur. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

Contact: Casey Stegman
Investor Relations
214-987-4121